CONSENT TO IDENTIFICATION AS DIRECTOR NOMINEE


      The undersigned hereby consents to his identification as a director nominee of Urban Cool Network, Inc. in the within Registration Statement on Form S-1.

Dated: November 22, 1999

                                                               /s/ Brian Wolfson
                                                               -----------------
                                                               Sir Brian Wolfson